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Exhibit 10.24

EMPLOYEE MATTERS AGREEMENT

        THIS EMPLOYEE MATTERS AGREEMENT (this "Agreement") is made and entered into as of            , 2009 by and among CLOUD PEAK ENERGY LLC, a Delaware limited liability company ("CPE LLC"), CLOUD PEAK ENERGY SERVICES COMPANY, a Delaware corporation ("CPESC," together with CPE LLC and their respective subsidiaries, the "CPE GROUP"), CLOUD PEAK ENERGY INC., a Delaware corporation ("CPE"), RIO TINTO AMERICA INC, a Delaware corporation ("RTA"), and RIO TINTO ENERGY AMERICA INC., a Delaware corporation ("RTEA") (RTA and RTEA, each a "Company" and collectively, the "Companies") and, solely for purposes of Section 3.2 of this Agreement, RIO TINTO PLC, a corporation incorporated in England and Wales ("RIO") and RIO TINTO LIMITED ("RIO LTD"), an Australian corporation. CPE LLC, CPESC, CPE, each Company, RIO and RIO LTD are sometimes referred to herein separately as a "Party" and together as the "Parties."

RECITALS

        WHEREAS, as contemplated by the terms of the Limited Liability Company Operating Agreement of CPE LLC dated as of            , 2009 (the "LLC Agreement"), the Companies, CPE, CPESC and the members of the CPE Group have approved this Agreement; and

        WHEREAS, the Parties have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters with respect to their employees.

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Definitions.

        The following terms shall have the indicated meaning:

        "Affiliate" means with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. As used in this definition, the word "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For purposes of clarity, neither CPE nor any member of the CPE Group shall be considered an Affiliate of any of the Companies and none of the Companies or RIO or RIO LTD shall be considered an Affiliate of CPE or any member of the CPE Group.

        "Agreement" is defined in the introductory paragraph.

        "Benefit Plans" means, with respect to an entity, any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and any other plan or arrangement of any kind, whether qualified or non-qualified, relating to stock options, incentive compensation, bonus, profit sharing, retirement, pension, deferred compensation, severance benefits, leave of absence, vacation, life, health, accident, disability, sick pay, workers' compensation or other insurance severance, separation, fringe or any other benefits.

        "COBRA" means the continuation coverage requirements for group health plans under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means the common stock, $0.01 par value per share, of CPE.

        "Companies" is defined in the introductory paragraph.

        "CPE" is defined in the introductory paragraph.

        "CPESC" is defined in the introductory paragraph.

        "CPE Group" is defined in the introductory paragraph.

        "CPE LLC" is defined in the introductory paragraph.

        "Effective Date" means the date on which the Underwriting Agreement is executed and delivered by each of the Parties thereto.

        "Employment Related Obligations" means all claims, liabilities and obligations, whether contingent or otherwise, fixed or absolute, known or unknown, present or future or otherwise, arising from an employment relationship or an alleged employment relationship relating to the Executive Employees and the Transferred Employees, including compensation for services (and related employment and withholding taxes), workers' compensation or similar benefits and payments on account of occupational illnesses and injuries, provision of leave under the Family and Medical Leave Act or similar Law, and claims, liabilities and obligations arising out of any such Executive Employee's or Transferred Employee's employment, terms of employment, transfers, compensation, termination of employment, harassment or employee benefits.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to any Person, each business or entity that is a member of a "controlled group of corporations," under "common control" or a member of the "affiliate service group" with such Person within the meaning of Section 414(b), (c) or (m) of the Code or required to be aggregated with such Person under Section 414(o) of the Code or under "common control" with such Person within the meaning of Section 4001(a)(14) of ERISA.

        "Executive Employees" is defined in Section 2.1(a).

        "FSA Cost Invoice" is defined in Section 4.11.

        "Health and Welfare Plans" is defined in Section 4.1.

        "Health Plan Continuation Period" is defined in Section 4.1.

        "Health Plan Cost Invoice" is defined in Section 4.3.

        "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

        "Initial Public Offering" means the initial public offering registered under the Securities Act of the Common Stock.

        "Law" or "Laws" means all applicable federal, state, tribal and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, restrictions and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

        "LLC Agreement" is defined in the Recitals.

        "Option One Benefits" is defined in Section 4.9.

        "Person" means an individual, corporation, joint venture, partnership, limited partnership, limited liability company, trust, estate, business trust, association, governmental authority or any other entity.

        "RIO" is defined in the introductory paragraph.

        "RIO LTD" is defined in the introductory paragraph.

        "Rio Tinto Equity Compensation Plans" means the (i) Rio Tinto plc Share Option Plan 2004, (ii) Rio Tinto Limited Share Option Plan 2004, (iii) Rio Tinto plc Management Share Plan 2007, (iv) Rio Tinto Limited Management Share Plan 2007, (v) Rio Tinto plc Mining Companies

Comparative Plan 2004, (vi) Rio Tinto Limited Mining Companies Comparative Plan 2004, (vii) Rio Tinto plc Share Savings Plan, (viii) Rio Tinto Bonus Deferral Plan 2008, and (ix) Rio Tinto Share Savings Plan.

        "Rio Tinto Non-Equity Incentive Compensation Plans" means the (i) Rio Tinto Short Term Incentive Plan, (ii) Rio Tinto Energy America Quarterly Incentive Plan and (iii) Rio Tinto Energy America Retention Bonus.

        "RTA" is defined in the introductory paragraph.

        "RTA Flex Plans" is defined in Section 4.10.

        "RTA Pension Plan" means the Rio Tinto America, Inc. Retirement Plan.

        "RTA's Retiree Benefits" means those benefits provided to eligible retirees under the Rio Tinto America Inc. Health and Welfare Plan in effect from time to time.

        "RTA Savings Plan" means the Rio Tinto America, Inc. 401(k) Savings Plan and Investment Partnership Plan.

        "Rio Tinto SERP" means the Rio Tinto America Inc. Supplemental Executive Retirement Plan.

        "Rio Tinto NQ Saving Plan" means the Non-Qualified 401(k) component of the Rio Tinto America Inc. Executive Deferred Compensation Plan.

        "Rio Tinto NQIPP" means the Non-Qualified Investment Partnership Plan component of the Rio Tinto America Inc. Executive Deferred Compensation Plan.

        "RTEA" is defined in the introductory paragraph.

        "Senior Executives" shall mean the chief executive officer of CPE and any individual employed by any of the companies, CPESC, RIO or RIO LTD prior to the Effective Date that becomes an officer of CPE or any member of the CPE Group reporting directly to the chief executive officer of CPE.

        "Transferred Employees" means (i) those employees of the Companies and their Affiliates listed on Exhibit A and identified as Transferred Employees who accept offers of employment from any member of the CPE Group as of or prior to the Effective Date; provided any such employee on long-term disability pursuant to any of the Benefit Plans of Rio Tinto shall not become a Transferred Employee and (ii) those individuals employed by any entity that is or becomes a member of the CPE Group as of the Effective Date.

        "Underwriting Agreement" means the underwriting agreement entered into among CPE and the several underwriters of the Initial Public Offering.

2.    Employment and Employee Benefits.

        2.1.    Employment; Cooperation.

        (a)   Effective as of the Effective Date, CPE shall assume or retain, as applicable, responsibility as employer for those employees of the Companies and their Affiliates listed on Exhibit B and identified as Executive Employees who accept offers of employment from CPE as of or prior to the Effective Date (the "Executive Employees") and the applicable member of the CPE Group shall assume or retain, as applicable, responsibility as employer of the Transferred Employees; provided that nothing contained herein shall be construed to limit the ability of the CPE Group, CPE or the Companies or any of their respective subsidiaries to terminate the employment of any of their employees at any time and for any or no reason. Other than with respect to the Rio Tinto Equity Compensation Plans, the assumption or retention of responsibility as employer described in this Section 2.1(a) shall not, of itself, constitute a severance or a termination of employment under any plan of severance or of income extension maintained by the Companies, and no such severance, separation or termination shall be deemed to occur. The CPE Group shall indemnify the Companies and hold the Companies harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any of the Companies relating to, or arising from, any individual listed on Exhibit A or Exhibit B becoming entitled to separation pay, benefit continuation or eligibility for enhanced retirement benefits (other than as provided in Section 5.2) on or after the Effective Date by reason of (i) the transfer of employment from any of the Companies to CPE or any member of the CPE Group, (ii) any termination of employment arising from the failure of any such individual to accept an offer of employment with CPE or any member of the CPE Group or (iii) any termination of employment of an such individual that has become an Executive Employee or a Transferred Employee occurring after the Effective Date.

        (b)   To the maximum extent permitted under applicable Law, the Companies, the CPE Group and CPE shall share and shall cause each of their respective Affiliates to share, with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the Benefit Plans of the Companies and the CPE Group. The Companies, the CPE Group, CPE and their respective authorized agents shall, subject to applicable Law on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody or control of the other parties, to the extent necessary for such administration. To the extent a party requests information pursuant to this section that cannot be shared lawfully, the parties will cooperate, to the extent practical and reasonable, to offer assistance to the other.

        (c)   Except as otherwise explicitly provided herein, effective as of the Effective Date, the Companies shall be responsible for, and do hereby, for themselves, and will cause each of their Affiliates and subsidiaries to, and their respective successors and assigns to, relinquish, release, forever discharge and indemnify and hold harmless CPE and the CPE Group and each member of the CPE Group's respective Affiliates, subsidiaries and assigns, in each case, from all Employment Related Obligations arising prior to the Effective Date and whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed before the Effective Date.

        (d)   Except as otherwise explicitly provided herein, effective as of the Effective Date, the members of the CPE Group shall be responsible for, and do hereby, for themselves, and will cause each of their Affiliates and subsidiaries to, and their respective successors and assigns to, relinquish, release, forever discharge and indemnify and hold harmless the Companies and each of their respective Affiliates, subsidiaries and assigns, in each case, from all Employment Related Obligations arising on or after the Effective Date and whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or after the Effective Date.

        (e)   The Companies shall indemnify CPE and the CPE Group and hold CPE and the CPE Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by CPE or any member of the CPE Group as a result of any such entity being held jointly and/or severally liable, on, before or after the Effective Date by reason of being considered to have been an ERISA Affiliate of any of the Companies, RIO or RIO LTD, and each of their Affiliates and subsidiaries before the Effective Date.

        (f)    The CPE Group shall reimburse RIO or RIO LTD for any reasonable , fees, direct costs and expenses associated with immigration and tax services actually incurred by such entities after the Effective Date as result of any of the Executive Employees or Transferred Employees being assigned by RIO or RIO LTD to the Companies. Notwithstanding anything in Section 6 to the contrary, RIO and RIO LTD shall be considered 3rd party beneficiaries to this Section 2.1(f).

3.    Incentive Plans.

        3.1.    Non-Equity Incentive Plans.    Executive Employees and Transferred Employees who participated in Rio Tinto's Non-Equity Incentive Compensation Plans shall receive the full amount of their bonus under such plans for the year in which the Effective Date occurs to the extent that the objectives established under such plans are satisfied at the end of the relevant performance period, as determined by the applicable Company in accordance with past practice and the terms and conditions of the applicable Rio Tinto Non-Equity Incentive Compensation Plans (the "Bonus Amount"). The Companies shall be liable for the portion of the Bonus Amount equal to the number of days in the performance period prior to the Effective Date divided by 365 and the CPE Group (or CPE) shall be liable for the portion of the Bonus Amount equal to the number of days in the performance period on and after the Effective Date divided by 365. At the same time that payments are made to all other participants in such Rio Tinto Non-Equity Incentive Compensation Plans, the Companies shall provide funds to the CPE Group equal to the Companies pro rata share of the Bonus Amount as determined pursuant to the preceding sentence and the CPE Group (or CPE) shall make the payments to Executive Employees and Transferred Employees. Notwithstanding anything in this Section 3.1 to the contrary, with respect to any discretion under the terms of the Rio Tinto Non-Equity Incentive Compensation Plans that may be exercised under the terms of the Rio Tinto Non-Equity Incentive Compensation Plans by the Companies, such discretion with respect to the Bonus Amounts for Senior Executives will be exercised by the Companies prior to the Effective Date but otherwise in accordance with past practice and the terms and conditions of the applicable Rio Tinto Non-Equity Incentive Compensation Plans. Prior to the Effective Date, the Companies shall inform the CPE Group of its decision and the CPE Group shall, prior to the Effective Date, inform the Senior Executives that such decision has been made which, for the avoidance of doubt, is to make clear that no discretionary action by the Companies taken after the Effective Date will have an impact on the Bonus Amount for the Senior Executives.

        3.2.    Equity Incentive Plans.    RIO and RIO LTD hereby agree that, for purposes of the Rio Tinto Equity Compensation Plans, each Executive Employee and Transferred Employee shall be deemed to have terminated employment with his or her respective RTA related employer due to his or her employment company ceasing to be under the control of the company and such Executive Employee or Transferred Employee shall be paid out in accordance with the applicable plan terms.

4.    Health and Welfare Benefit Plans.

        4.1.  Effective no later than January 1, 2010, the CPE Group (or CPE) shall adopt such health and welfare plans as it determines for the benefit of the Executive Employees and the Transferred Employees. From the Effective Date until December 31, 2009, or such earlier date that the CPE Group (or CPE) adopts the health and welfare plans described above, (the "Health Plan Continuation Period"), the Executive Employees and the Transferred Employees and, subject to the satisfaction of the applicable eligibility requirements, any person hired by CPE or the CPE Group during the Health Plan Continuation Period (and, in each case, their respective beneficiaries and dependents) will be eligible to continue to participate in the health and welfare plans of the Companies listed on Exhibit C (the "Health and Welfare Plans") on the same terms and conditions of the applicable Health and Welfare Plan as in effect immediately prior to the Effective Date. Prior to the Effective Date, the Companies, CPE and the CPE Group shall take all commercially reasonable actions required (including adopting certain amendments of the Health and Welfare Plans and the approval by the authorized boards or committees (or authorized officers) of CPE and the members of the CPE Group of the adoption of the Health and Welfare Plans and the execution of an adoption agreement effecting such adoption, if requested by the Companies) to provide that CPE and the members of the CPE Group shall adopt the Health and Welfare Plans so that CPE and the members of the CPE Group will become participating employers in the Health and Welfare Plans during the Health Plan Continuation Period. During the Health Plan Continuation Period, CPE and the members of CPE Group shall provide, or cause to be provided, to the Companies or the administrator, record-keeper or trustee of the Health and Welfare Plans, all information within its control that is reasonably required to administer and operate the Health and Welfare Plans with respect to the Executive Employees and the Transferred Employees during the Health Plan Continuation Period.

        4.2.  The Companies shall be responsible for complying with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of their Health and Welfare Plans with respect to Executive Employees and Transferred Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under such Health and Welfare Plans before January 1, 2010, provided, that the CPE Group shall be responsible for the costs thereof (net of participant contributions actually paid) with respect to any Executive Employee or Transferred Employee who incur a qualifying event during the Health Plan Continuation Period. The CPE Group shall be responsible for complying with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of their health and welfare plans with respect to Executive Employees and Transferred Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage at any time after January 1, 2010.

        4.3.  No later than 30 days after the date on which any invoice (including supporting documentation in reasonable detail) (a "Health Plan Cost Invoice") from the Companies or any of the Health and Welfare Plans has become final and binding as provided below, the CPE Group shall reimburse the Companies or any of the Health and Welfare Plans, as applicable, for any reasonable fees and direct costs and expenses actually incurred by the Companies or any of the Health and Welfare Plans for the continued administration and operation by the Companies of the Health and Welfare Plans after the Effective Date with respect to the Executive Employees and the Transferred Employees (net of participant contributions actually paid), including any such amounts resulting from a COBRA qualifying event or loss of coverage affecting an Executive Employee or Transferred Employee during the Health Plan Continuation Period. The Health Plan Cost Invoice shall include any per participant fee charged by the record-keeper for each participating Executive Employee and Transferred Employee and any other incremental costs associated with the continued participation by the Executive Employees and the Transferred Employees in the Health and Welfare Plans of the Companies after the Effective Date. The CPE Group shall cooperate with the Companies in making all filings or reports required under applicable law and in distributing any employee communications or materials to the Executive Employees and the Transferred Employees.

        4.4.  The CPE Group shall indemnify and hold harmless the Companies and their respective directors, officers, employees, agents and representatives, and the Health and Welfare Plans and their fiduciaries, from and against any costs, expenses, losses or other liabilities (net of participant contributions actually paid) to the extent arising from, relating to or otherwise in respect of (A) the participation of the Executive Employees and the Transferred Employees in such Health and Welfare Plans during the Health and Welfare Plan Continuation Period, (B) the responsibilities of the Companies to comply with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Health and Welfare Plans with respect to Executive Employees and Transferred Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage after the Effective Date and before January 1, 2010, (C) the adoption by CPE and the members of the CPE Group of the Health and Welfare Plans and (D) CPE's and the members of the CPE Group's status as participating employers under such Health and Welfare Plans; provided, that no indemnification by the CPE Group shall be required, and the Companies shall indemnify and hold harmless CPE and the CPE Group and their directors, officers, employees, agents and representatives from and against any such costs, expenses, losses or other liabilities, to the extent that such costs, expenses, losses or other liabilities result from the willful misconduct or material breach of fiduciary duty of any of the Companies, or any of their respective directors, officers or employees, in the maintenance or administration of the Health and Welfare Plans.

        4.5.  Nothing in this Agreement shall be deemed to limit the Companies' or the CPE Group's right to amend and /or terminate any of the Benefit Plans of the Companies or the Benefit Plans of the CPE Group, as applicable.

        4.6.  Effective as of the end of the Health Plan Continuation Period, the CPE Group shall provide each Executive Employee and Transferred Employee with credit for all service with the Companies for vesting and eligibility purposes only under each of its Benefits Plans in which such Executive Employee or Transferred Employee is eligible to participate, except to the extent that such service credit would result in a duplication of benefits with respect to the same period of service with the Companies. With respect to each Benefit Plan provided by any member of the CPE Group that is a health and welfare plan, as of the end of the Health Plan Continuation Period the CPE Group shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Executive Employees and Transferred Employees, provided that if such plan is provided under an insured arrangement, such waiver will occur only to the extent required by Law or otherwise permitted under the applicable insurance contract or agreements, and (ii) for the year in which the Health Plan Continuation Period ends, provide each Executive Employee and Transferred Employee with credit for any co-payments and deductibles paid prior to the end of the Health Plan Continuation Period in satisfying any applicable deductible or out-of-pocket requirements under such group health.

        4.7.  Except as otherwise provided in this Agreement, none of the Companies shall have liability under any Health and Welfare Plan with respect to any claim incurred on or after the Effective Date in respect of any Executive Employee or Transferred Employee. Neither CPE nor any member of the CPE Group shall have any liability under any Health and Welfare Plan for expenses incurred or services rendered with respect to any claim incurred prior to the Effective Date in respect of any Executive Employee or Transferred Employee.

        4.8.  For purposes of this Section 4, a claim shall be deemed incurred when the event occurs or condition arises giving rise to the claim which, in the case of claims under medical, dental, hospitalization and vision benefits, will be deemed to occur when the applicable expense is incurred or the service provided.

        4.9.  Effective as of January 1, 2010, the CPE Group shall assume all unsatisfied obligations as of the Effective Date and responsibility for operation of the welfare benefit program consisting of health reimbursement accounts known as "Option One" arising from benefits originally provided in 2004 and 2005 to Executive Employees and Transferred Employees (the "Option One Benefits"). No later than 30 days after the date on which any invoice (including supporting documentation in reasonable detail) from the Companies has become final and binding, the CPE Group shall reimburse the Companies for any reasonable fees and direct costs and expenses actually incurred by the Companies for the continued administration and operation by the Companies of the Option One Benefits during the Health Plan Continuation Period.

        4.10.  Without limiting the foregoing, the CPE Group shall immediately, and in any event within ten (10) business days after receipt by the CPE Group of notice from the Companies of a claim for indemnification hereunder, fully indemnify the Companies from any claim or demand made after the Effective Date, or liability assumed hereunder (including all reasonable fees and expenses incurred by the Companies arising out of or relating to the Option One Benefits) regardless of when the event giving rise to such claim or demand occurred; provided, however, that no indemnification by the CPE Group shall be required, to the extent that such claim was the result of the willful misconduct or material breach of fiduciary duty of any of the Companies, or any of their respective directors, officers or employees, in the maintenance or administration of the Option One Benefits.

        4.11.  The Companies, CPE and the members of the CPE Group agree that, as of the Effective Date through the end of the Health Plan Continuation Period, with respect to any Benefit Plan of the Companies that has a flexible spending account arrangement, Executive Employees and Transferred Employee will continue to participate in such Benefit Plans (the "RTA Flex Plans"). During the Health Plan Continuation Period, the CPE Group shall provide, or cause to be provided, to the Companies or the record-keepers or trustees of the RTA Flex Plans all information within its control that is reasonably required to administer and operate the RTA Flex Plans with respect to the Executive Employees and Transferred Employees during the Health Plan Continuation Period. No later than 30 days after the date on which any invoice (including supporting documentation in reasonable detail) (an "FSA Cost Invoice") from the Companies or the record-keepers of the RTA Flex Plans has become final and binding as provided below, the CPE Group shall reimburse the Companies or the RTA Flex Plans for any reasonable fees and direct costs and expenses actually incurred by the Companies or by the RTA Flex Plans for the continued administration and operation by the Companies of the RTA Flex Plans with respect to the Executive Employees and the Transferred Employees (net of participant contributions actually paid), including, any per participant fee charged by the record-keepers for each participating Executive Employee and Transferred Employee during the Health Plan Continuation Period and any other incremental costs directly associated with the continued participation by the Executive Employees and the Transferred Employees in the RTA Flex Plans during the Health Plan Continuation Period. The CPE Group shall cooperate with the Companies in making all filings or reports required under the Code or ERISA, including, the Form 5500 for the 2009 plan year, and in distributing any employee communications or materials to the Executive Employees and the Transferred Employees. The Companies shall indemnify and hold harmless the Companies and their respective directors, officers, employees, agents and representatives, and the RTA Flex Plans and its fiduciaries from and against any costs, expenses, losses or other liabilities (net of participant contributions actually paid) to the extent arising from, relating to or otherwise in respect of (A) the participation of the Executive Employees and the Transferred Employees in the RTA Flex Plans during the Health Plan Continuation Period, (B) the adoption by CPE and the members of the CPE Group of the RTA Flex Plans and (C) CPE's and the members of the CPE Group's status as participating employers under the RTA Flex Plans; provided, that no indemnification by the CPE Group shall be required, and the Companies shall indemnify and hold harmless the CPE Group and its directors, officers, employees, agents and representatives from and against any such costs, expenses, losses or other liabilities, to the extent that such costs, expenses, losses or other liabilities result from the willful misconduct or material breach of fiduciary duty of the Companies, or any of their respective directors, officers or employees, in the maintenance or administration of the RTA Flex Plans.

        4.12.  CPE and the members of the CPE Group shall cease to be participating employers in the Health and Welfare Plans, as well as the RTA Flex Plans, on the last day of the Health Plan Continuation Period.

5.    Retirement Plans.

        5.1.  All benefits accrued on or before the Effective Date in respect of all Executive Employees and Transferred Employees who are participants in the RTA Pension Plan and the Rio Tinto SERP shall be "locked and frozen" as of the Effective Date and the Companies shall retain sole liability for the payment of such benefits as and when such participants become eligible under such plans. For purposes of this Section, the term "locked and frozen" means that Executive Employees and Transferred Employees who are plan participants shall retain their accrued benefits under the RTA Pension Plan and Rio Tinto SERP as of the Effective Date but no additional benefit accruals with respect to service on and after the Effective Date will be provided under the respective plans following the Effective Date. No later than the Effective Date, the Companies shall amend the RTA Pension Plan to ensure that all Executive Employees and Transferred Employees who are participants in such plans as of the Effective Date shall become fully vested in their accrued benefits. Following the

Effective Date the Executive Employees and Transferred Employees who participate in the cash balance portion of the RTA Pension Plan shall continue to accrue additional interest credits to their cash balance accounts for benefit accrual purposes in accordance with the RTA Pension Plan.

        5.2.  Subject to the right of RTA to amend, modify, terminate or otherwise change the provisions of the RTA Retiree Benefits in common with all other affected employees, all Executive Employees and Transferred Employees who will have had at least 10 years of service with any of the Companies and have attained at least age 55, in each case, as of the Effective Date will be treated as if they had retired from the Companies as of the Effective Date and will be entitled to receive the RTA Retiree Benefits. Subject to the right of the CPE Group to amend, modify, terminate or otherwise change the provisions of its retiree benefits, the CPE Group will offer retiree health benefits for all Executive Employees and Transferred Employees from retirement through age 65. Executive Employees and Transferred Employees will be granted credit for all service with the Companies for purposes of eligibility. At the time of retirement, and subject to Section 4.2, Executive Employees and Transferred Employees who satisfy the age and service requirements set forth in the first sentence of this Section 5.2 with respect to RTA's Retiree Benefits will have the option of choosing whether to receive benefits under RTA's Retiree Benefits or pursuant to the plan established by the CPE Group pursuant to this Section 5.2, but may not participate in both plans.

        5.3.  No later than the Effective Date, RTA shall cause the RTA Savings Plan, Rio Tinto NQ Savings Plan and Rio Tinto NQIPP to be amended, to the extent necessary, in order to (i) provide that the Executive Employees and Transferred Employees shall be fully vested in their accounts under such plans and (ii) permit such individuals to elect to the extent permitted by Law to have their interest in the RTA Savings Plan, including any participant loan balances, rolled over to a savings plan established or maintained by the CPE Group at the discretion of the participant. As of the Effective Date, all employee contributions by the Executive Employees and the Transferred Employees and obligations of any of the Companies to make contributions in respect of such employees (other than in respect to periods prior to the Effective Date) under the RTA Savings Plan shall cease. The Companies will not require any Executive Employee or Transferred Employees to repay any participant loan balances earlier than ninety (90) days following the Effective Date if such loan would not otherwise be payable within such ninety (90) day period.

6.    Third-Party Beneficiaries.    This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons (including any employee or former employee of the Companies, any Executive Employee or Transferred Employee or any individual that becomes an employee of the Companies, CPE or the CPE Group on or after the Effective Date, or any of their respective subsidiaries or Affiliates or any beneficiary or dependent thereof) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. No provision in this Agreement shall modify or amend any other agreement, plan, program, or document unless this Agreement explicitly states that the provision "amends" that other agreement, plan, program, or document. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other person shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to another agreement, plan, program, or document unless the provision is explicitly designated as such in this Agreement, and the person is otherwise entitled to enforce the other agreement, plan, program, or document. If a person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to another agreement, plan, program, or document, and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision in this Agreement shall be void ad initio, thereby precluding it from having any amendatory effect. Furthermore, nothing in this Agreement is intended to confer upon any employee or former employee the Companies, any Executive Employee or Transferred Employee or any individual that becomes an employee of the Companies, CPE or the CPE Group on or after the Effective Date, or any of their respective subsidiaries or Affiliates or any beneficiary or dependent thereof, any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave.

7.    Miscellaneous.

        7.1.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

        (a)   This Agreement is to be construed in accordance with and governed by the laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the State of New York to the rights and duties of the Parties.

        (b)   Except for any action, suits or proceedings involving RIO and RIO LTD in which the exclusive jurisdiction shall be in the United Kingdom, each Party hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, the Supreme Court of the State of New York sitting in New York County (the "New York Courts") for any legal action or other legal proceeding arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated thereby (and agrees not to commence any legal action or other legal proceeding relating thereto except in such courts). Other than any legal proceedings involving RIO and RIO LTD (in which the exclusive jurisdiction shall be in the United Kingdom), each of the Parties hereto agree that:

            (i)  expressly and irrevocably consents and submits to the jurisdiction of the New York Courts in connection with any such legal proceeding, including to enforce any settlement, order or award;

           (ii)  consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York, and also agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.2 is sufficient and reasonably calculated to give actual notice;

          (iii)  agrees that the New York Courts shall be deemed to be a convenient forum;

          (iv)  waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in the New York Courts that such Party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court; and

           (v)  agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 7.1 by the New York Courts and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

        (c)   In the event of any action or other proceeding relating to this Agreement or the enforcement of any provision of this Agreement, the prevailing party (as determined by the court) shall be entitled to payment by the non-prevailing party of all costs and expenses (including reasonable attorneys' fees) incurred by the prevailing party, including any costs and expenses incurred in connection with any challenge to the jurisdiction or the convenience or propriety of venue of proceedings before the New York Courts.

        (d)   Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any legal action or other legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or thereby. Each of the Parties hereto (a) certifies that no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers set forth in this Section 7.1(d).

        7.2.    Notices.    All notices, demands or other communications to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been received when delivered personally, or when transmitted by overnight delivery service, addressed as follows:

    If to CPE:

    Cloud Peak Energy Inc.
    General Counsel
    505 S. Gillette Avenue
    Gillette, WY 82716
    (307) 687-6000
    Fax: (307) 687-6059

    with a copy to:

    Chief Executive Officer
    505 S. Gillette Avenue
    Gillette, Wyoming 82716
    (307) 687-6000
    Fax: (307) 687-6059

    If to CPE LLC or CPESC:

    Cloud Peak Energy Inc.
    General Counsel
    505 S. Gillette Avenue
    Gillette, WY 82716
    (307) 687-6000
    Fax: (307) 687-6059

    with a copy to:

    Chief Executive Officer
    505 S. Gillette Avenue
    Gillette, Wyoming 82716
    (307) 687-6000
    Fax: (307) 687-6059

    If to RIO, RIO LTD or RTEA:

    Jane Craighead
    Rio Tinto
    1188 Sherbrooke Street West,
    Montreal, Quebec, H3A 3G2, Canada
    Tel: (514) 848-8441
    Fax: (514) 848 1530

    with a copy to:

    Craig Johnson
    Rio Tinto Services Inc.
    4700 Daybreak Parkway
    South Jordan, UT 84095
    Tel: (801) 204-2803
    Fax: (801) 204-2892

Any party hereto may change its address for notices, demands and other communications under this Agreement by giving notice of such change to the other parties hereto in accordance with this Section 7.2.

        7.3    Amendment.    This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each party hereto.

        7.4    Waiver.    No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        7.5    Severability.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        7.6    Counterparts and Facsimiles.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the others. The parties hereto may execute the signature pages hereof and exchange such signature pages by facsimile transmission.

        7.7    Interpretation of Agreement.

        (a)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

        (b)   Unless otherwise specified, references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

        (c)   The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

        (d)   Each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to in this Agreement. Any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

        7.8    Entire Agreement.    This Agreement sets forth the entire understanding of parties hereto and supersedes all other agreements and understandings between the parties hereto relating to the subject matter hereof.

[Signature page to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

CLOUD PEAK ENERGY INC.:
By:
Its:
CLOUD PEAK ENERGY LLC
By:
Its:
CLOUD PEAK ENERGY SERVICES COMPANY:
By:
Its:
RIO TINTO AMERICA INC:
By:
Its:
RIO TINTO ENERGY AMERICA INC.:
By:
Its:
Solely for purposes of Section 3.2,
RIO TINTO PLC:
By:
Its:
Solely for purposes of Section 3.2,
RIO TINTO LTD:
By:
Its:

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  Exhibit 10.24
EMPLOYEE MATTERS AGREEMENT
RECITALS